Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 154 to Registration Statement on Form N-1A (File No. 033-45961) (the “Registration Statement”) of our report dated November 20, 2017, relating to the financial statements and financial highlights of Ivy Apollo Strategic Income Fund, Ivy California Municipal High Income Fund, Ivy Crossover Credit Fund, Ivy Pictet Emerging Markets Local Currency Debt Fund, Ivy Pictet Targeted Return Bond Fund, Ivy PineBridge High Yield Fund, Ivy IG International Small Cap Fund, and Ivy Apollo Multi-Asset Income Fund, eight of the series constituting Ivy Funds, appearing in the Annual Report on Form N-CSR of the Ivy Funds for the period ended September 30, 2017. We also consent to the incorporation by reference in this Registration Statement of our report dated November 20, 2017, relating to the financial statements and financial highlights of Waddell & Reed Advisors Bond Fund and Waddell & Reed Advisors Government Securities Fund, two of the series constituting Waddell & Reed Advisors Funds, appearing in the Annual Report on Form N-CSR of the Waddell & Reed Advisors Funds for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

January 26, 2018